SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLIR SYSTEMS, INC.

(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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16505 S.W. 72nd Avenue

Portland, Oregon 97224

(503) 684-3731

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2004

To the Shareholders of FLIR Systems, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of FLIR Systems, Inc. (the “Company”) will be held on Wednesday, April 21, 2004, at 2:00 p.m., at the Multnomah Athletic Club, 1849 S.W. Salmon Street, Portland, Oregon 97205 for the following purposes:

1.	Election of Directors. To elect two Directors, each for a three-year term expiring in 2007;

2.	Approval of Amendment to 2002 Stock Incentive Plan. To approve an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares reserved under the 2002 Plan by 3,000,000 shares; and

3.	Other Business. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors of the Company has fixed the close of business on March 3, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

By Order of the Board,

Earl R. Lewis

Chairman of the Board of Directors, President

and Chief Executive Officer

Portland, Oregon

March 5, 2004

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

FLIR SYSTEMS, INC.

16505 S.W. 72nd Avenue

Portland, OR 97224

(503) 684-3731

PROXY STATEMENT

for the

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 21, 2004

INTRODUCTION

General

This Proxy Statement is being furnished to the shareholders of FLIR Systems, Inc., an Oregon corporation (“FLIR” or the “Company”), as part of the solicitation of proxies by the Company’s Board of Directors (the “Board of Directors” or the “Board”) from holders of the outstanding shares of FLIR common stock, par value $0.01 per share (the “Common Stock”), for use at the Company’s Annual Meeting of Shareholders to be held on April 21, 2004, and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, approve an amendment to the Company’s 2002 Stock Incentive Plan increasing the number of shares reserved under the plan by 3,000,000 shares and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders of FLIR on or about March 22, 2004.

Solicitation, Voting and Revocability of Proxies

The Board of Directors has fixed the close of business on March 3, 2004 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 7,200 beneficial holders of the 33,435,119 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR the election of the two nominees for election to the Board of Directors and FOR the approval of the proposed amendment to the Company’s 2002 Stock Incentive Plan. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder’s proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224, or by attending the Annual Meeting and voting in person. However, a shareholder who attends the Annual Meeting need not revoke a previously executed proxy and vote in person unless such shareholder wishes to do so. All valid, unrevoked proxies will be voted at the Annual Meeting.

ELECTION OF DIRECTORS

At the Annual Meeting two Directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as Directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the number of Directors constituting the Board of Directors may be reduced prior to the Annual Meeting or the proxies may be voted for the election of such other person as the Board of Directors may recommend.

Under the Company’s articles of incorporation and bylaws, the Directors are divided into three classes. The term of office of only one class of Directors expires in each year, and their successors are elected for terms of three years and until their successors are elected and qualified. There is no cumulative voting for election of Directors.

Information as to Nominees and Continuing Directors

The following table sets forth the names of the Board of Directors’ nominees for election as a Director and those Directors who will continue to serve after the Annual Meeting. Also set forth is certain other information with respect to each such person’s age, principal occupation or employment during the past five years, the periods during which he has served as a Director of FLIR, the expiration of his term as a Director and the positions currently held with FLIR.

Nominees:	Age	Director Since	Expiration of Current Term	Expiration of Term for which Nominated	Position Held with FLIR
John D. Carter	58	2003	2004	2007	Director
Michael T. Smith	59	2002	2004	2007	Director

Continuing Directors:
John C. Hart	70	1987	2005	—	Director
Earl R. Lewis	60	1999	2006	—	President, Chief Executive Officer and Chairman of the Board of Directors
Angus L. Macdonald	49	2001	2005	—	Director
Ronald L. Turner	57	1993	2006	—	Director
Steven E. Wynne	51	2000	2006	—	Director

JOHN D. CARTER.      Mr. Carter was elected to the Board of Directors in 2003. His current term on the Board expires at the Company’s 2004 Annual Meeting of Shareholders, at which time his election to the Board for a three-year term will be voted upon. Mr. Carter is a principal at Goldschmidt Imeson Carter, a consulting firm focused primarily on strategic planning and problem solving for national and international businesses. From 1982 to 2002, Mr. Carter served in a variety of senior management capacities at Bechtel Group, Inc. including Executive Vice President and Director and President of Bechtel Enterprises, Inc., a wholly owned subsidiary. Mr. Carter is a member of the Board of Directors of Northwest Natural Gas Company and London & Continental Railways Ltd. in the UK. He received his B.S. in history from Stanford University and his juris doctor degree from Harvard Law School.

MICHAEL T. SMITH.      Mr. Smith was elected to the Board of Directors in July 2002 for a term to expire at the Company’s 2004 Annual Meeting of Shareholders, at which time his election to the Board for a three-year term will be voted upon. From 1997 until his retirement in May 2001, Mr. Smith was Chairman of the Board and Chief Executive Officer of Hughes Electronics Corporation. From 1985 until 1997 he served in a variety of capacities for Hughes, including Vice Chairman of Hughes Electronics, Chairman of Hughes Missile Systems, and Chairman of Hughes Aircraft Company. Prior to joining Hughes in 1985, Mr. Smith spent nearly 20 years with General Motors in a variety of financial management positions. Mr. Smith is also a Director of Alliant Techsystems, Inc, (NYSE), Ingram Micro Inc. (NYSE) and Teledyne Technologies (NYSE). Mr. Smith holds a B.S. from Providence College and an MBA from Babson College. He also served as an officer in the US Army, including a combat tour in Vietnam. Mr. Smith is also a trustee of Providence College in Providence, RI and is Vice Chairman of the Board of Trustees of the Keck Graduate Institute of Applied Life Sciences at Claremont Colleges in California.

JOHN C. HART.      Mr. Hart has served as a Director of the Company since February 1987. He served as Chairman of the Board of Directors from 1987 to April 1993. From 1982 until his retirement in 1993, Mr. Hart served as Vice President of Finance, Treasurer, Chief Financial Officer and a member of the Board of Directors of Louisiana-Pacific Corporation. Mr. Hart also served as interim President and Chief Executive Officer of the Company from May through November 2000.

EARL R. LEWIS.      Mr. Lewis has served as Chairman, President and Chief Executive Officer of the Company since November 1, 2000. He was initially elected to the Board in June 1999 in connection with the acquisition of Spectra Physics AB by Thermo Instrument Systems Inc. Mr. Lewis was formerly President and Chief Executive Officer of Thermo Instrument Systems, Inc. Mr. Lewis is also a Director of SpectRx Inc., Harvard BioScience, Inc., Thermogenic Imaging and a trustee of Dean College. Mr. Lewis holds a B.S. from Clarkson College of Technology and has attended post-graduate programs at the University of Buffalo, Northeastern University and Harvard University.

ANGUS L. MACDONALD.      Mr. Macdonald has served as a Director of the Company since April 2001. Mr. Macdonald is President and Founder of Venture Technology Merchants, Inc., an advisory and banking firm to growth companies regarding capital formation, corporate development and strategy. From 1996 to 2000, he was Senior Vice President and headed Special Situations in the health care equities research group at Lehman Brothers, Inc. Prior to joining Lehman Brothers, Mr. Macdonald was a senior securities analyst at Fahnestock, Inc. (now Oppenheimer). He holds a B.A. from the University of Pennsylvania and an MBA from Cranfield University, UK.

RONALD L. TURNER.      Mr. Turner was elected to the Board of Directors in 1993. Mr. Turner was appointed Chairman, President and Chief Executive Officer of Ceridian Corporation in May 2000, after serving Ceridian Corporation as President and Chief Executive Officer since January 2000, President and Chief Operating Officer since 1998 and Executive Vice President, Operations since 1997. From 1993 to 1997, Mr. Turner served as President and Chief Executive Officer of Computing Devices International, an aerospace company, which was a division of Ceridian Corporation. From 1987 to 1993, Mr. Turner was President and Chief Executive Officer of GEC-Marconi Electronic Systems Corporation, a defense electronics company. Prior to 1987, Mr. Turner worked for Martin Marietta Corporation for 14 years in a variety of executive positions and served in the US Air Force for five years. Mr. Turner serves on the Board of Directors of Ceridian Corporation, the Board of Directors of The Brink’s Company, the Board of Directors of Imagistics International Inc., and is a member of The Business Roundtable. He is Chairman of the Board of Governors of the Electronics Industries Alliance. Mr. Turner is also a past President and a member of the Board of Governors of the Massachusetts Institute of Technology Society of Sloan Fellows.

STEVEN E. WYNNE.      Mr. Wynne was elected to the Board of Directors in November 1999. Since March 1, 2004, Mr. Wynne has been President and Chief Executive Officer of SBI International, Ltd., parent company of sports apparel and footwear company Fila. From January 2001 until March 2004, Mr. Wynne was a partner in the Portland, Oregon law firm of Ater Wynne LLP, the Company’s outside legal counsel and also served as acting Senior Vice President and General Counsel to the Company from April 2002 until March 2003.

Mr. Wynne was formerly Chairman and Chief Executive Officer of eteamz.com, an on-line community serving amateur athletics from June 2000 until its sale to Active.com in January 2001. From February 1995 to March 2000, Mr. Wynne served as President and Chief Executive Officer of adidas America, Inc. Prior to that time, he was a partner in the law firm of Ater Wynne LLP. Mr. Wynne received an undergraduate degree and a J.D. from Willamette University. Mr. Wynne also serves on the Board of Directors of Planar Systems, Inc.

Recommendation of Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of its nominees for Director. If a quorum is present, the Company’s bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

CORPORATE GOVERNANCE AND RELATED MATTERS

Communications With Directors

Shareholders and other parties interested in communicating directly with the Chairman or with the non-management Directors as a group may do so by writing to the Chairman of the Board, c/o Corporate Secretary, FLIR Systems, Inc., 16505 SW 72nd Avenue, Portland, Oregon 97224. Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Meetings

During 2003 the Company’s Board of Directors held five meetings. Each incumbent Director attended more than 75% of the aggregate of the total number of meetings held by the Board of Directors and the total number of meetings held by all committees of the Board on which he served during the period that he served. Under the Company’s Corporate Governance Principles, each Director is expected to commit the time necessary to prepare for and attend all regularly scheduled Board meetings and meetings of committees of the Board on which they serve, as well as the Company’s Annual Meeting of Shareholders.

Board of Directors Committees

The Board of Directors has standing Audit, Compensation and Corporate Governance Committees. Each committee operates pursuant to a written charter, which is reviewed annually. The charters may be viewed online at www.flir.com. The performance of each committee is reviewed annually. Each committee may obtain advice and assistance from internal or external legal, accounting and other advisors. The members of the committees, each of whom have been determined to be “independent” as defined by applicable Nasdaq listing rules, are identified in the following table:

Name	Audit	Corporate Governance	Compensation
John D. Carter		Chair
John C. Hart		X	Chair
Earl R. Lewis
Angus L. Macdonald	X		X
Michael T. Smith	Chair
Ronald L. Turner	X	X	X
Steven E. Wynne

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of its independent auditors. During fiscal year 2003, the Audit Committee held four meetings.

The Compensation Committee reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company’s stock option plans. During fiscal year 2003, the Compensation Committee held three meetings.

The Corporate Governance Committee is responsible for recommending to the Board operating policies that conform to superior levels of corporate governance practice, overseeing the Board’s annual self-evaluation, locating qualified candidates to serve on the Board and recommending nominees to stand for election at each Annual Meeting of shareholders. During fiscal year 2003, the Corporate Governance Committee held one meeting.

Shareholder Nominations

The Board of Directors acted as the nominating committee for selecting the nominees for election as Directors. The Corporate Governance Committee will consider recommendations by shareholders of individuals to consider as candidates for election to the Board of Directors. Historically, the Company has not had a formal policy concerning shareholder recommendations to the Governance Committee (or its predecessors) because it believes that the informal consideration process in place to date has been adequate given that the Company has never received any Director recommendations from shareholders. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received. The Corporate Governance Committee intends to periodically review whether a more formal policy should be adopted.

The Company’s bylaws set forth procedures that must be followed by shareholders seeking to make nominations for Directors. In order for a shareholder of the Company to make any nominations, he or she must give written notice to the Secretary not less than 60 days nor more than 90 days prior to the date of any such Annual Meeting; provided, however, that if less than 60 days’ notice of the Annual Meeting is given to shareholders, such written notice must be delivered not later than the close of business on the 10th day following the day on which notice of the Annual Meeting was mailed or public disclosure of the Annual Meeting date was made. Each notice given by a shareholder with respect to nominations for the election of Directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of our stock that are beneficially owned by each such nominee. In addition, the shareholder making such nomination must promptly provide any other information reasonably requested by us.

Director Compensation

Under the Company’s 1993 Stock Option Plan for Non-Employee Directors, as amended, an option to purchase 12,000 shares of Common Stock is automatically granted to each non-employee Director each year on the day of the Annual Meeting. Further, in addition to the granting of stock options described above and the reimbursement for out-of-pocket and travel expenses incurred in attending Board meetings, non-employee Directors of the Board are paid a $3,000 quarterly retainer, a $2,000 quarterly retainer for the non-employee Director who serves as Chairman of the Audit Committee, a $1,000 quarterly retainer for non-employee Directors who serve as Chairman of the Compensation and Corporate Governance Committees, an attendance fee of $1,000 for personal attendance ($500 for participation by phone) at each regularly scheduled meeting of the full Board and an attendance fee of $500 for personal attendance ($200 for participation by phone) of each meeting of the Audit, Compensation, and Corporate Governance Committees.

Corporate Governance

FLIR maintains a corporate governance page on its website that includes key information about its corporate governance initiatives, including FLIR’s Corporate Governance Principles and Code of Ethical Business

Conduct, and charters for the committees of the Board of Directors. The corporate governance page can be found at www.flir.com by clicking on “Investor Relations,” then “Corporate Governance.”

FLIR’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•	the Board of Directors has adopted clear corporate governance policies;

•	a majority of the Board members are independent of FLIR and its management;

•	all members of the Board committees—the Audit, Compensation and Corporate Governance Committees—are independent;

•	the independent members of the Board of Directors meet regularly without the presence of management;

•	FLIR has a clear Code of Ethical Business Conduct that is monitored by its general counsel, who acts as the Company’s ethics officer, and is annually affirmed by its employees;

•	the charters of the Board committees clearly establish their respective roles and responsibilities;

•	FLIR has an ethics officer and an internet-based hotline monitored by EthicsPoint that is available to all employees, and FLIR’s Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters; and

•	FLIR has adopted a Code of Ethics for Senior Financial Officers that applies to its principle executive officer and all members of its finance department, including the Chief Financial Officer, Corporate Controller, Corporate Treasurer, Business Unit Controllers and Site Controllers. You may obtain a copy of the Company’s Code of Ethics for Senior Financial Officers by writing to Corporate Secretary, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

MANAGEMENT

Executive Officers

The executive officers of the Company are as follows:

Name	Age	Position
Earl R. Lewis	60	Chairman of the Board of Directors, President and Chief Executive Officer
Arne Almerfors	58	Executive Vice President and President, Thermography Division
Stephen M. Bailey	56	Senior Vice President, Finance and Chief Financial Officer
James A. Fitzhenry	48	Senior Vice President, Corporate Operations and Law, Corporate Secretary
Denis A. Helm	66	Senior Vice President, Business Development
Daniel L. Manitakos	46	Senior Vice President and General Manager, Boston Operations
Detlev H. Suderow	57	Senior Vice President, Human Resources
William A. Sundermeier	40	Senior Vice President and General Manager, Portland Operations
Andrew C. Teich	43	Senior Vice President, Imaging Sales and Marketing
Anthony L. Trunzo	40	Senior Vice President, Corporate Strategy and Development

Information concerning the principal occupation of Mr. Lewis is set forth under “Election of Directors.” Information concerning the principal occupation during the last five years of the executive officers of the Company who are not also Directors of the Company is set forth below.

ARNE ALMERFORS.      Mr. Almerfors joined FLIR in December 1997 in connection with FLIR’s acquisition of AGEMA Infrared Systems AB, and currently serves as Executive Vice President and President of the Thermography Division. From 1995 to 1997, Mr. Almerfors was President and Chief Executive Officer of AGEMA Infrared Systems AB. He also served as President and Chief Executive Officer of CE Johansson AB, a manufacturer of coordinate measuring devices, from 1989 to 1995. Mr. Almerfors received his B.S., MBA, Masters in Political Science and certification for post-graduate courses in corporate finance and accounting from the University of Stockholm.

STEPHEN M. BAILEY.      Mr. Bailey joined FLIR in April 2000 as Senior Vice President, Finance and Chief Financial Officer. Prior to joining FLIR, Mr. Bailey served as Vice President and Chief Financial Officer of Bauce Communications, Inc., President of Pro Golf of Portland, Inc., and Chief Financial Officer and Chief Operating Officer of Desk2Web Technologies, Inc. From 1975 to 1988, Mr. Bailey served in various senior executive positions with AMFAC, Inc., including President of AMFAC Supply Company, Senior Vice President and Controller of AMFAC, Inc. and Senior Vice President and Controller of AMFAC Foods, Inc. A CPA, Mr. Bailey also worked at Touche Ross & Company (which subsequently became Deloitte & Touche) from 1970 to 1975. Mr. Bailey received his B.S. from Oregon State University.

JAMES A. FITZHENRY.      Mr. Fitzhenry joined FLIR in 1993 as Director of Administration and Corporate Counsel, and was appointed Senior Vice President, General Counsel and Secretary in 1995. In 2002, he was named Senior Vice President, Corporate Operations and Law and Secretary. Prior to joining FLIR, Mr. Fitzhenry served in the White House under President George W. Bush, worked as legal counsel and legislative director to US Senator Mark O. Hatfield (R-Ore.), was appointed Deputy State Treasurer for the State of Oregon and practiced law in Portland, Oregon. Mr. Fitzhenry received his B.A. from the University of Oregon, his J.D. and MBA degrees from Willamette University and has attended post-graduate programs at Stanford University and the Wharton School of the University of Pennsylvania. Mr. Fitzhenry is also a Director of Warm Springs Ventures, LLC. On November 21, 2002, Mr. Fitzhenry consented to a Securities and Exchange Commission Order pursuant to which he agreed to cease and desist from committing or causing any violations and any future violations of Rule 13b2-2 of the Securities Exchange Act of 1934 (regarding reports to auditors), and agreed to a ban on appearing or practicing before the Securities and Exchange Commission as an attorney for five years. Mr. Fitzhenry neither admitted nor denied the findings contained in the Order.

DENIS A. HELM.      Mr. Helm joined FLIR in April 2002 as Senior Vice President, Business Development. Prior to joining FLIR, he was President of Thermo Electron Corporation’s Environmental Instruments Division from 2000 to 2002 and Senior Vice President of Thermo Instrument Systems, Inc. from 1994 to 2000. Prior to 1994, Mr. Helm served in a number of capacities at Thermo Environmental Instruments, including Senior Engineer, Vice President and President. Mr. Helm holds a B.S. in Electrical and General Engineering and an M.S. in Electrical Engineering from Stevens Institute of Technology and an MBA from Boston University.

DANIEL L. MANITAKOS.      Mr. Manitakos joined FLIR in March 1999 as Vice President, Boston Operations and was appointed Senior Vice President and General Manager, Boston Operations in September 2000. Mr. Manitakos served as Vice President, Operations at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. Mr. Manitakos served in various engineering and operations capacities since joining Inframetrics in 1989. He received his B.S. in Mechanical Engineering from the University of Massachusetts, an M.S. in Mechanical Engineering from Northeastern University and an MBA from Suffolk University. Mr. Manitakos is also a Registered Professional Engineer in Massachusetts.

DETLEV H. SUDEROW.      Mr. Suderow joined FLIR in March 1999. Prior to joining FLIR, he served as Vice President of Human Resources for Inframetrics, Inc. from 1996 to 1999. He was appointed Vice President in July of 1999 and Senior Vice President in September 2001. Mr. Suderow previously held senior human resource management positions at Data General Corporation and Digital Equipment Corporation. He received his B.A. from Brandeis University, a M.Ed. degree in Counseling Psychology from Tufts University and has completed advanced graduate studies in psychology at the University of Zurich in Switzerland.

WILLIAM A. SUNDERMEIER.      Mr. Sundermeier joined FLIR in 1994 as Product Marketing Manager and was appointed Director of Product Marketing in 1995. In 1999, Mr. Sundermeier was appointed Senior Vice President for Product Strategy. In September 2000, Mr. Sundermeier was appointed Senior Vice President and General Manager, Portland Operations. Prior to joining FLIR, Mr. Sundermeier was a founder of Quality Check Software, Ltd. (QCS) in 1993. From 1985 to 1993, Mr. Sundermeier served as Product Line Manager at Cadre Technologies, Inc. Mr. Sundermeier also served as Software/Hardware Intern Engineer at Tektronix, Inc. from 1980 to 1985. Mr. Sundermeier received his B.S. in Computer Science from Oregon State University and has attended post-graduate programs at the Oregon Graduate Institute and the Wharton School of the University of Pennsylvania. Mr. Sundermeier is also a Director of Max-Viz, Inc.

ANDREW C. TEICH.      Mr. Teich joined FLIR in March 1999 as Senior Vice President of Marketing. Mr. Teich was appointed Senior Vice President, Sales and Marketing in 2000. From 1996, Mr. Teich served as Vice President of Sales and Marketing at Inframetrics, Inc. prior to its acquisition by FLIR in March 1999. From 1984 to 1996, Mr. Teich served in various capacities within the sales organization at Inframetrics, concluding in the role of Vice President of Sales in 1996. He holds a B.S. degree in Marketing from Arizona State University.

ANTHONY L. TRUNZO.      Mr. Trunzo joined FLIR in August 2003 as Senior Vice President, Corporate Strategy and Development. From 1996 until joining FLIR, Mr. Trunzo was Managing Director in the Investment Banking Group at Banc of America Securities, LLC. From 1986 to 1996, he held various positions at PNC Bank, NA. Mr. Trunzo holds a B.A. in Economics from the Catholic University of America and an MBA with a concentration in Finance from the University of Pittsburgh.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table provides information concerning the compensation of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the “named executive officers”) for the fiscal years ending December 31, 2003, 2002 and 2001 or such periods as the named executive officer was an officer of the Company.

Name and Principal Position					Long-Term Compensation
					Restricted Stock Awards		Stock Options Granted	All Other(1)
Annual Compensation
	Year	Salary	Bonus
Earl R. Lewis Chairman of the Board of Directors, President and Chief Executive Officer	2003 2002 2001	$497,308 400,000 300,042	$500,000 400,000 300,000		$	— — —	— 200,000 692,000	$6,000 5,500 5,250

Arne Almerfors Executive Vice President and President, Thermography Division	2003 2002 2001	309,125 262,405 204,523	150,000 120,000 292,000	(2)		— — —	— 70,000 —	41,855 40,772 35,682

Stephen M. Bailey Senior Vice President, Finance and Chief Financial Officer	2003 2002 2001	247,692 230,000 231,360	130,000 130,000 110,000			— — —	— 53,000 167,000	6,000 5,500 5,250

Andrew C. Teich Senior Vice President, Imaging Sales and Marketing	2003 2002 2001	233,269 220,000 220,965	140,000 135,000 120,000			— — —	— 50,000 168,000	6,000 5,500 5,250

William A. Sundermeier Senior Vice President and General Manager, Portland Operations	2003 2002 2001	223,269 210,000 209,199	130,000 130,000 120,000			— — —	— 50,000 168,000	6,000 5,500 5,250

(1)	The amounts set forth under All Other Compensation represent amounts contributed on behalf of the named executive officers to retirement plans.

(2)	Includes $152,000 which represents the fair market value of 8,000 shares of Common Stock awarded to Mr. Almerfors on the date of the award.

Supplemental Executive Pension Plan

In 2001, the Company adopted a Supplemental Executive Retirement Plan (“SERP” or the “Plan”) that provides retirement benefits to certain executive officers in the United States. Under the SERP, separate unfunded retirement accounts are established for each eligible officer and such accounts are credited with an amount equal to 10% of such officer’s compensation during each Plan year. The retirement accounts earn interest at the prime interest rate plus 2%. Vesting in the retirement accounts is based upon the age of the officer and increases annually with full vesting provided at the earlier of age 60 or after 10 years of service. Upon normal retirement, the officer is entitled to receive the amount in their respective retirement account in equal annual installments, including principal and interest, over 20 years. The Plan also provides for a minimum retirement benefit that is equal to 25% of the greater of the officer’s compensation during that officer’s last 12 months of employment or the average of the officer’s two highest years of compensation while employed by the Company. The Plan defines normal retirement as termination of employment with the Company at or after age 60. There are early retirement provisions in the Plan established based upon termination of employment at or after age 55 with at least five full years of service. Under these early retirement provisions, the minimum annual retirement benefit is reduced by 6% for each year prior to age 60 in which the termination occurs. At December 31, 2003, the estimated minimum annual benefits for each of the named executive officers, assuming full vesting, is as follows: Mr. Lewis—$270,400; Mr. Bailey—$118,448; Mr. Teich—$192,355; and Mr. Sundermeier—$208,157; Mr. Almerfors is not eligible to participate in the Plan.

Stock Options

During the year ended December 31, 2003, the Company did not grant any stock options to the named executive officers.

Options Exercised in Last Fiscal Year and Fiscal Year End Option Values

The following table sets forth, for each of the named executive officers, the shares acquired upon option exercises during 2003 and the related value realized, and the number and value of unexercised options as of December 31, 2003.

	Options Exercised in Last Fiscal Year		Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options At December 31, 2003(2)
Name	Number of Shares	Value Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Earl R. Lewis	—	$—	732,744	100,000	$13,602,041	$1,305,000
Arne Almerfors	22,000	614,240	73,334	46,666	2,094,512	846,988
Stephen M. Bailey	56,000	994,708	215,500	26,500	4,395,165	345,825
Andrew C. Teich	48,696	1,131,529	236,304	25,000	3,989,270	326,250
William A. Sundermeier	49,600	955,464	145,000	25,000	2,486,250	326,250

(1)	The value realized is based on the difference between the market price at the time of exercise of the options and the applicable exercise price.

(2)	The value of unexercised in-the-money options is based on the difference between $36.50, which was the closing price of the Common Stock on December 31, 2003, and the applicable exercise price.

Employment Agreement

The Company entered into an Employment Agreement (the “Agreement”) with Mr. Lewis effective January 1, 2004 pursuant to which Mr. Lewis is employed by the Company as President and Chief Executive Officer. The Agreement is for a term ending January 1, 2006, and provides for a minimum annual base salary of $500,000 for 2004 and $550,000 for 2005 and annual bonus eligibility based on the Company achieving certain levels of net earnings as provided in the Agreement. Pursuant to the Agreement, Mr. Lewis will also be granted stock options at the discretion of the Compensation Committee of the Company’s Board of Directors. If Mr. Lewis terminates the Agreement or the Company terminates the Agreement for “Cause” (as defined in the Agreement), Mr. Lewis would be paid through the date of termination. If the Company terminates the Agreement without Cause, the Company would be required to continue to pay Mr. Lewis an amount equal to his base salary in effect at the time of termination for a period equal to the greater of 18 months or the remaining term of the Agreement plus certain bonus payments. In addition, if the Company terminates the Agreement without Cause, all options granted to Mr. Lewis will immediately vest. In the event that the Agreement terminates as a result of the death of Mr. Lewis, the Company would be required to pay an amount equal to one year’s base salary to Mr. Lewis’ estate or designated beneficiary. The Agreement also provides that Mr. Lewis will be entitled to all benefits made available to other executive officers and provides for the payment of certain housing, relocation, and automobile and travel expenses incurred by Mr. Lewis.

Compensation Committee Report

Under rules established by the Securities and Exchange Commission (the “SEC”), the Company is required to provide certain data and information with respect to the compensation and benefits provided to the Company’s Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this Proxy Statement.

Executive Compensation Philosophy.    The Compensation Committee of the Board of Directors is composed entirely of non-employee Directors. The Compensation Committee is responsible for setting and administering the policies and programs that govern both annual compensation and stock ownership programs for the executive officers of the Company. The Company’s executive compensation policy is based on principles designed to ensure that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining executive officers.

Executive Compensation Components.    The key components of the Company’s compensation program are base salary, an annual incentive award, and equity participation. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of shareholders. The Compensation Committee reviews each component of executive compensation on an annual basis.

Base Salary.    Base salaries for executive officers are set at levels believed by the Compensation Committee to be sufficient to attract and retain qualified executive officers. Base pay increases are provided to executive officers based on an evaluation of each executive’s performance, as well as the performance of the Company as a whole. In establishing base salaries, the Compensation Committee not only considers the financial performance of the Company, but also the success of the executive officers in developing and executing the Company’s strategic plans, developing management employees and exercising leadership. The Compensation Committee believes that executive officer base salaries for 2003 were reasonable as compared to amounts paid by companies of similar size.

Annual Incentive.    The Compensation Committee believes that a significant proportion of total cash compensation for executive officers should be subject to attainment of specific Company earnings criteria. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, each year the Compensation Committee establishes potential bonuses for executive officers based on the Company’s achievement of certain earnings criteria. The Compensation Committee believes that executive officer annual bonuses for 2003 were reasonable as compared to amounts paid by companies of similar size.

Stock Options.    The Compensation Committee believes that equity participation is a key component of its executive compensation program. Stock options are granted to executive officers primarily based on the officer’s actual and potential contribution to the Company’s growth and profitability and competitive marketplace practices. Option grants are designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of executive officers with those of shareholders. Stock options also provide an effective incentive for management to create shareholder value over the long term since the full benefit of the compensation package cannot be realized unless an appreciation in the price of the Company’s Common Stock occurs over a number of years.

Compensation of Chief Executive Officer.    Consistent with the executive compensation policy and components described above, the Compensation Committee determined the salary, bonus and stock options received by Earl R. Lewis, the President and Chief Executive Officer of the Company, for services rendered in 2003. Mr. Lewis received a base salary of $497,308 for 2003. He also received an annual bonus of $500,000. Mr. Lewis did not receive any grants of stock options to purchase shares of the Company’s Common Stock.

COMPENSATION COMMITTEE

John C. Hart, Chair

Angus L. Macdonald

Ronald L. Turner

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2003 with respect to the shares of the Company’s Common Stock that may be issued under the Company’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options(2)	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)(3)
Equity Compensation Plans Approved by Shareholders(1)	3,710,926	$16.44	4,219,095
Equity Compensation Plans Not Approved by Shareholders(4)	—	—	—

Total(5)	3,710,926	$16.44	4,219,095

(1)	Consists of the Company’s 1992 Stock Incentive Plan, 1993 Stock Option Plan for Non-employee Directors, 1999 Employee Stock Purchase Plan and 2002 Stock Incentive Plan.

(2)	Excludes purchase rights accruing under the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”) which has a shareholder approved reserve of 3,000,000 shares. Under the Purchase Plan, each eligible employee may purchase shares of Common Stock at semi-annual intervals at a purchase price per share equal to 85% of the lower of (i) the fair market value of the Common Stock on the enrollment date for the offering period in which that semi-annual purchase date occurs or (ii) the fair market value on the semi-annual purchase date.

(3)	Includes shares available for future issuance under the Purchase Plan. As of December 31, 2003, an aggregate of 2,498,784 shares of Common Stock were available for issuance under the Purchase Plan.

(4)	The Company does not have any equity compensation plans or arrangements that have not been approved by shareholders.

(5)	This table does not include information for equity compensation plans assumed by the Company in connection with the acquisition of Indigo Systems Corporation that originally established those plans. As of January 6, 2004, a total of 709,945 shares of the Company’s Common Stock was issuable upon exercise of options assumed under those plans. The weighted average exercise price of those options is $2.69 per share. No additional options may be granted under those plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during the fiscal year ended December 31, 2003, were Messrs. Hart, Macdonald and Turner.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) requires the Company’s Directors and officers, and beneficial owners of more than 10% of a registered class of the Company’s equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are also required to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received by it with respect to fiscal 2003, or written representations from certain reporting persons, the Company believes that no Director, officer or beneficial owner of more than 10% of the outstanding Common Stock of the Company failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 with the exception of late Form 4’s filed for Mr. John C. Hart, Mr. Angus L. Macdonald, Mr. Ronald L. Turner, Mr. Michael T. Smith and Mr. Steven E. Wynne related to the granting of stock options in April 2003 and late Form 4’s filed for Mr. James A. Fitzhenry for two transactions in February 2003.

STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company’s Common Stock as of January 31, 2004 by: (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company’s Directors, (iii) each of the Company’s named executive officers, and (iv) all Directors and executive officers as a group. Except as otherwise indicated, the Company believes that each of the following shareholders has sole voting and investment power with respect to the shares beneficially owned by such shareholder.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent Common Stock Outstanding
FMR Corp.(2) 82 Devonshire Street Boston, MA 02109	4,928,785	14.9%
EARNEST Partners, LLC(3) 75 Fourteenth Street, Suite 2300 Atlanta, Georgia 30309	2,001,137	6.0%
Franklin Resources, Inc.(4) One Franklin Parkway San Mateo, CA 94403-1906	1,840,498	5.6%
Earl R. Lewis	1,083,201	3.2%
John D. Carter	3,000	*
John C. Hart	52,000	*
Angus L. Macdonald	38,000	*
Michael T. Smith	13,000	*
Ronald L. Turner	84,000	*
Steven E. Wynne	87,400	*
Arne Almerfors	147,054	*
Stephen M. Bailey	268,258	*
Andrew C. Teich	298,879	*
William A. Sundermeier	173,245	*
Directors and Executive Officers as a group (16 persons)	2,888,143	8.1%

*	Less than one percent (1%).

(1)	Applicable percentage of ownership is based on 33,128,330 shares of FLIR Common Stock outstanding as of January 31, 2004. Beneficial ownership is determined in accordance with rules of the SEC, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from January 31, 2004 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of January 31, 2004 is as follows: Mr. Lewis—832,744; Mr. Hart—52,000; Mr. Macdonald—24,000; Mr. Smith—12,000; Mr. Turner—84,000; Mr. Wynne—86,000; Mr. Almerfors—120,000; Mr. Bailey—242,000; Mr. Teich—261,304; Mr. Sundermeier—170,000; and all Directors and executive officers as a group—2,396,662.

(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by FMR Corp with the Securities and Exchange Commission on February 17, 2004. The Schedule 13G/A states that FMR Corp and its affiliates are the beneficial owners of 4,928,785 shares of Common Stock as to which certain affiliates of FMR Corp have sole dispositive power, including 698,600 shares of Common Stock as to which they have sole voting power.

(3)	This information as to beneficial ownership is based on a Schedule 13G filed by EARNEST Partners, LLC with the Securities and Exchange Commission on February 17, 2004. The Schedule 13G states that EARNEST Partners, LLC are the beneficial owners of a total of 2,001,137 shares of Common Stock as to which they have shared dispositive power, including 1,564,500 shares of Common Stock as to which they have sole voting power.

(4)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Franklin Resources, Inc. with the Securities and Exchange Commission on February 13, 2004. The Schedule 13G/A states that Franklin Resources, Inc. and its affiliates are the beneficial owners of a total of 1,840,498 shares of Common Stock as to which certain affiliates of Franklin Resources, Inc. have sole dispositive power and sole voting power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2003, the Company was provided legal services by the firm of Ater Wynne LLP, of which one of the Company’s Directors, Mr. Steven E. Wynne, was a partner as of December 31, 2003.

INFORMATION CONCERNING AUDITORS

Appointment of Independent Auditors

The Audit Committee of the Board of Directors has appointed KPMG LLP to act as independent auditors for the Company for the fiscal year ending December 31, 2004. KMPG LLP served as the Company’s independent auditors for the year ended December 31, 2003. A representative of KPMG LLP is expected to be present at the Annual Meeting, will be given the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Committee Report

The Audit Committee of the Board of Directors is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s systems of internal controls and the independence and performance of its independent auditors. The Audit Committee is comprised of three non-employee Directors, each of whom is an independent Director as defined in Section 10A-3 of the Securities Exchange Act of 1934, and the rules promulgated thereunder and by the listing rules of Nasdaq. The Audit Committee operates pursuant to a written charter approved by the Board of Directors. The charter is reviewed annually. The Board of Directors has determined that Mr. Smith qualifies as the “audit committee financial expert” for purposes of regulations of the Securities and Exchange Commission. A copy of the charter is attached to this proxy statement as Appendix A and is also available for review on the Company’s web site at www.flir.com.

The Company’s management is responsible for the financial reporting process, including the system of internal controls, and for the preparation, presentation and integrity of the consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are accountable to the Audit Committee and are responsible for performing an independent audit of those consolidated financial statements in accordance with auditing standards generally accepted in the United States. The independent auditors are responsible for expressing an opinion as to the conformity of the Company’s consolidated statements with generally accepted accounting principles. The Audit Committee acts in an oversight capacity and its responsibility is to monitor and review these processes. The Audit Committee selects, hires and evaluates the independent auditors. In its oversight role the Audit Committee relies, without independent verification, on management’s representation that the Company’s consolidated financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the report of the Company’s independent auditors, KPMG LLP, with respect to the Company’s consolidated financial statements.

The Audit Committee held four meetings during 2003. At each of these meetings, the Audit Committee met with senior members of the Company’s financial management team, the Company’s President and Chief Executive Officer and the Company’s independent auditors. The Audit Committee held private sessions at each of these meetings with KPMG LLP, at which discussions of financial management, accounting and internal controls took place. The Audit Committee reviewed with KPMG LLP the overall scope and plans for their audit, the results of the audit examinations, the adequacy of the Company’s internal controls and the quality of the Company’s financial reporting.

The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with management and representatives of KPMG LLP, including a discussion of the quality, not simply the acceptability, of the accounting principles used and the reasonableness of significant judgments made by management. The Audit Committee also discussed with representatives of KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (“SAS 61”), “Communication with Audit Committees.” SAS 61 requires the Company’s independent auditors to provide the Audit Committee with additional information regarding the scope and results of their audit of the Company’s consolidated financial statements with respect to:

•	their responsibility under generally accepted auditing standards,

•	critical accounting policies and estimates,

•	significant management judgments and accounting estimates,

•	any significant audit adjustments,

•	any significant internal controls deficiencies,

•	any disagreements with management,

•	any difficulties encountered in performing the audit, and

•	any misstatements in interim financial reporting.

The Audit Committee discussed with KPMG LLP their independence. KPMG LLP provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No 1, “Independence Discussions with Audit Committees,” to the effect that, in their professional judgment, KPMG LLP is independent of the Company within the meaning of the federal securities laws. The Audit Committee also discussed with KPMG LLP that the provision of non-audit services was compatible with KPMG LLP maintaining their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited consolidated financial statements be in included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Michael T. Smith, Chair

Angus L. Macdonald

Ronald L. Turner

Fees Paid To KPMG LLP

All services to be provided by KPMG LLP are required to be approved by the Audit Committee, in advance. The audit and audit related services are approved annually. With respect to services for other than audit and audit related services, at least annually, the independent auditor submits to the Audit Committee, for its approval, anticipated engagements for the ensuing year, either at the time that the Audit Committee reviews and approves the annual audit engagement, or at a time specifically scheduled for reviewing such other services. Quarterly, and in conjunction with the Audit committee’s regularly scheduled meetings, the independent auditor presents to the Audit Committee for pre-approval any proposed engagements not previously reviewed and approved. In the event that an audit or non-audit service requires approval prior to the next regularly scheduled meeting of the Audit Committee, the auditor must contact the Chairman of the Audit Committee to obtain such approval. The approval must be reported to the Audit Committee at its next regularly scheduled meeting.

The aggregate fees billed by KPMG LLP for professional services rendered for the fiscal years ending December 31, 2003 and 2002 were as follows:

	Year Ending December 31,
	2003	2002
Audit Fees	$712,000	$398,000
Audit-Related Fees	18,000	19,000
Tax Fees	431,000	206,000
All Other Fees	—	—

Total Fees	$1,161,000	$623,000

Audit Fees

Audit fees includes fees for services rendered for the audit of the annual financial statements included in Form 10-K and review of the quarterly financial statements included in Form 10-Q. In addition, amounts included fees for statutory filings and audits, issuance of consents, comfort letters on registered offerings and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit-Related Fees

Audit-related fees include fees for services rendered for an audit of the employee benefit plan.

Tax Fees

Tax fees include fees principally for tax compliance, and to a lesser extent, tax planning and tax advice.

STOCK PERFORMANCE GRAPH

The information contained in the stock performance graph shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or Securities Exchange Act of 1934, each as amended, except to the extent that the Company specifically incorporates it by reference into such filing. Management of the Company cautions that the stock price performance information shown in the graph below is provided as of December 31, 2003, and may not be indicative of current stock price levels or future stock price performance.

The graph depicted below shows a comparison of cumulative total shareholder returns for the Company’s Common Stock with the cumulative total return on the Standard & Poor’s MidCap 400 Index and the Standard & Poor’s 600 Electronic Equipment & Instruments Index.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG FLIR SYSTEMS, INC., THE S&P MIDCAP 400 INDEX

AND THE S&P 600 ELECTRONIC EQUIPMENT & INSTRUMENTS INDEX

*	This graph covers a period of five years commencing December 31, 1998 and ending December 31, 2003. The graph assumes that $100 was invested in the Company on December 31, 1998 and in each index, and that all dividends were reinvested. No cash dividends have been declared on shares of the Company’s Common Stock.

The stock performance graph was plotted using the following data:

	Dec 98	Dec 99	Dec 00	Dec 01	Dec 02	Dec 03
FLIR Systems, Inc.	100.00	69.89	23.92	163.10	209.89	313.98
S&P MidCap 400 Index	100.00	114.72	134.81	133.99	114.54	155.34
S&P 600 Electronic Equipment & Instruments Index	100.00	174.78	155.21	121.95	89.47	130.27

APPROVAL OF AMENDMENT OF 2002 STOCK INCENTIVE PLAN

The Board of Directors has approved, and recommends shareholder adoption of, an amendment to the 2002 Stock Incentive Plan (the “2002 Plan”) that would increase from 3,000,000 shares to 6,000,000 shares the number of shares of Common Stock that are reserved for issuance upon the exercise of stock options granted under the 2002 Plan. As of the date of this Proxy Statement, stock options representing 2,617,510 shares out of the 3,000,000 shares of Common Stock currently reserved for issuance under the 2002 Plan have been granted. The Board of Directors has also approved amendments to the 2002 Plan that (1) clarify that nonqualified stock options shall be granted at a per share exercise price no less than one hundred percent (100%) of the fair market value per share on the date of the grant, and (2) prohibit changes in the exercise price of any outstanding stock options in the event that the exercise price is above the current fair market value of the Company’s Common Stock. The purpose of the 2002 Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain the best personnel for positions of substantial responsibility, to provide additional incentives to the employees of the Company and to promote business. The following is a summary of the Plan and should be read together with the full text of the Plan.

The 2002 Plan, which was approved by the Company’s shareholders on April 24, 2002 provides for grants of both “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, (the “Code”) and “non-qualified stock options,” which are not qualified for treatment under Section 422 of the Code, and for direct stock grants and sales to employees or consultants (including Directors) of the Company. The 2002 Plan is administered by the Compensation Committee of the Board of Directors. As of March 3, 2004, approximately 1,100 persons were eligible to participate in the 2002 Plan. Because the officers and employees of the Company who may participate in the 2002 Plan and the amount of their options will be determined by the Compensation Committee at its discretion, it is not possible to state the names or positions of, or the number of options that may be granted to, the Company’s officers and employees.

The term of each option granted under the Plan will be ten years from the date of grant, or such shorter period as may be established at the time of the grant. An option granted under the 2002 Plan may be exercised at such times and under such conditions as determined by the Compensation Committee. If a person who has been granted an option ceases to be an employee or consultant of the Company, such person may exercise that option only during the three month period after the date of termination, and only to the extent that the option was exercisable on the date of termination. No option granted under the 2002 Plan is transferable other than at death, and each option is exercisable during the life of the optionee only by the optionee. In the event of the death of a person who has received an option, the option generally may be exercised by a person who acquired the option by bequest or inheritance during the twelve month period after the date of death to the extent that such option was exercisable at the date of death.

The exercise price of options granted under the 2002 Plan may not be less than the fair market value of a share of Common Stock on the date of grant of the option. The consideration to be paid upon exercise of an option, including the method of payment, will be determined by the Compensation Committee and may consist entirely of cash, check, promissory note, shares of Common Stock or any combination of such methods of payment as permitted by the Compensation Committee.

Certain options authorized to be granted under the 2002 Plan are intended to qualify as incentive stock options for federal income tax purposes. Under federal income tax law currently in effect, the optionee will recognize no income upon grant or upon a proper exercise of an incentive stock option. If an employee exercises an incentive stock option and does not dispose of any of the option shares within two years following the date of grant and within one year following the date of exercise, then any gain realized upon subsequent disposition of the shares will be treated as income from the sale or exchange of a capital asset. If an employee disposes of shares acquired upon exercise of an incentive stock option before the expiration of either the one-year holding period or the two-year waiting period, any amount realized will be taxable as ordinary compensation income in the year of such disqualifying disposition to the extent that the lesser of the fair market value of the shares on the exercise date or the fair market value of the shares on the date of disposition exceeds the exercise price. The Company will not be allowed any deduction for federal income tax purposes at either the time of the grant or

Certain options authorized to be granted under the 2002 Plan will be treated as non-qualified stock options for federal income tax purposes. Under federal income tax law presently in effect, no income is realized by the grantee of a non-qualified stock option pursuant to the 2002 Plan until the option is exercised. At the time of exercise of a non-qualified stock option, the optionee will realize ordinary compensation income, and the Company will be entitled to a deduction, in the amount by which the market value of the shares subject to the option at the time of exercise exceeds the exercise price. Upon the sale of shares acquired upon exercise of a non-qualified stock option, the excess of the amount realized from the sale over the market value of the shares on the date of exercise will be taxable.

An employee who receives stock in connection with the performance of services will generally realize taxable income at the time of receipt unless the shares are substantially nonvested for purposes of Section 83 of the Code, and no Section 83(b) election is made. If the shares are not vested at the time of receipt, the employee will realize taxable income in each year in which a portion of the shares substantially vest, unless the employee elects under Section 83(b) within 30 days after the original transfer. The Company will be entitled to a tax deduction in the amount includable as income by the employee at the same time or times as the employee recognizes income with respect to the shares.

The 2002 Plan will continue in effect until April 24, 2012, unless earlier terminated by the Board of Directors, but such termination will not affect the terms of any options outstanding at that time. The Board of Directors may amend, terminate or suspend the 2002 Plan at any time, provided that no amendment regarding amount, price or timing of the grants may be made more than once every six months other than to comport with changes in certain Securities Exchange Act and Internal Revenue Code requirements. Amendments that would materially increase the number of shares that may be issued, materially modify the requirements as to eligibility for Plan participation, or materially increase the benefits to Plan participants must be approved by shareholders.

Recommendation of Board of Directors

The Board of Directors unanimously recommends a vote FOR this proposal. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. The proxies will be voted for or against the proposal, or as an abstention, in accordance with the instruction specified on the proxy form. If no instructions are given, proxies will be voted for approval of the amendment to the 2002 Plan.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company’s 2005 Proxy Statement. Any such proposal must be received by the Company not later than November 5, 2004. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal does not guarantee that it will be included in the Company’s Proxy Statement. Alternatively, under the Company’s bylaws, a proposal or nomination that a shareholder does not seek to include in the Company’s Proxy Statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an Annual Meeting, unless notice or public disclosure of the date of the Annual Meeting occurs less than 60 days prior to the date of such Annual Meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the Annual Meeting was mailed or public disclosure thereof was made. A shareholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the shareholder’s ownership of Common Stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the Annual Meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2004 Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by Directors, officers and employees of the Company, who will not be specially compensated for such activities. Also, W.F. Doring & Co. may solicit proxies at an approximate cost of $2,500 plus reasonable expenses. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003 accompanies this Proxy Statement. The Company is required to file an Annual Report on Form 10-K for its fiscal year ended December 31, 2003 with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K (without exhibits) by writing to Investor Relations, FLIR Systems, Inc., 16505 S.W. 72nd Avenue, Portland, Oregon 97224.

By Order of the Board of Directors

Earl R. Lewis

Chairman of the Board of Directors, President and Chief Executive Officer

Portland, Oregon

March 5, 2004

Appendix A

FLIR SYSTEMS, INC.

AUDIT COMMITTEE CHARTER

Composition of the Committee

1.	Number of Members. The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of FLIR Systems, Inc. (the “Company”) shall consist of not less than three Directors appointed by the Board. The Board may designate or remove members at its discretion. The Board shall appoint a Chair of the Committee.

2.	Qualification of Members. Each member of the Committee shall qualify as an “independent director” under the requirements of the Company’s Corporate Governance Principles and otherwise meet the applicable requirements of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, each member shall, at the time of appointment to the Committee, be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows, and to meet such other applicable standards of financial literacy as may be required by rules of the Nasdaq Stock Market.

3.	Financial Expert. The Committee shall at all times include among its membership at least one member who qualifies as a “financial expert” as such term is defined by applicable regulations of the Securities and Exchange Commission and requirements of the Nasdaq Stock Market. The Committee shall formally determine which of its members meets this requirement, and the designated member shall be identified as such in the Company’s annual Proxy Statement.

Meetings of the Committee

4.	Regular Meetings. The Committee shall hold at least one meeting per calendar quarter. The Chair of the Committee will, in consultation with the other members of the Committee, call meetings of the Committee, set the agenda and conduct the meetings.

5.	Special Meetings. The Chair or any two members of the Committee may call a special meeting of the Committee at any time. The person or persons calling a special meeting shall set the agenda for the meeting, and the Chair shall conduct the meeting.

6.	Minutes. The Committee shall keep minutes of its meetings showing all matters considered and actions taken, and shall submit a report of each meeting to the Board at its next following regular meeting.

7.	Manner of Acting. The Committee shall act (1) by affirmative vote of a majority of the members of the Committee present at a meeting at which a quorum is present, or (2) by the written consent of all members of the Committee.

Purpose of the Committee

8.	Oversight. The Committee shall oversee the integrity of the Company’s financial statements and financial reporting process, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualification and independence, the performance of any internal audit function, and the adequacy of the Company’s accounting and internal control systems. Subject to the specific responsibilities that are set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate or are in compliance with generally accepted accounting principles, which is the responsibility of management and the independent auditor. The Committee shall prepare the report of the Committee that is required by the rules of the Securities and Exchange Commission to be included in the Company’s annual Proxy Statements.

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Responsibilities and Duties of the Committee

9.	Retention and Oversight of Auditors. The Committee shall have the sole authority (subject to shareholder ratification, if applicable) to appoint, evaluate, determine funding for, oversee and, where appropriate, replace the Company’s independent auditors. The independent auditors shall report directly to the Committee, and shall obtain the Committee’s authorization before providing any services (whether or not related to the audit). The Committee shall resolve any disputes between the auditors and the Company’s financial management regarding financial reporting.

10.	Review Process. The Committee shall establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including a process by which employees may submit, anonymously and in confidence, concerns regarding accounting or auditing matters. The Committee shall take such action as may be necessary or required to insure that complaints are treated confidentially and anonymously.

11.	Related-Party Transactions. The Committee shall have the responsibility for reviewing all related-party transactions involving, directly or indirectly, the Company and any of its Directors or officers. The Committee shall approve such transactions in accordance with such guidelines as the Committee may from time to time adopt. The Company shall not enter into any related-party transaction unless it has been approved by the Committee.

12.	Meetings With the Auditors. The Committee shall meet regularly with the independent auditors, which meetings may include management, to review and discuss the results of the auditors’ audits and reviews. The meetings shall include a review of any audit problems or difficulties, including any disagreements with management, and a review of any significant disagreements between the Company’s audit team and its national office regarding auditing or accounting issues pertaining to the Company. The Committee shall provide at each meeting an opportunity for the independent auditors to meet privately with the Committee outside the presence of management to discuss such issues as the auditors or Committee members may deem appropriate.

13.	Reports to the Board. The Committee shall, at least quarterly, review with the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and such other matters as the Committee may deem appropriate.

14.	Code of Ethics for Senior Financial Officers. The Company has adopted a Code of Ethics for Senior Financial Officers. The Audit Committee shall have the responsibility for administering the Code, including (1) recommending to the Board as necessary any amendments required to insure that the Code complies in all respects with applicable laws and regulations, (2) assessing compliance with the Code, (3) reporting material violations of the Code to the Board of Directors and otherwise as required by applicable laws and regulations, (4) recommending to the Board appropriate action in response to any reported violation, and (5) in its discretion, grant waivers of compliance with the Code so long as such waivers are reported publicly to the extent required by applicable laws and regulations.

15.	Additional Duties and Responsibilities. In addition to the foregoing, the Committee shall have such additional responsibilities, duties and authority as may be required by applicable law or the rules of the Securities and Exchange Commission or the Nasdaq Stock Market.

16.	Necessary Authority. The Committee shall have the authority to undertake any action required to fulfill its responsibilities, and shall have direct access to the independent auditors as well as any employee of the Company. The Committee has the authority to retain, at the Company’s expense, independent legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

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Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR the nominees listed below (except as indicated below)	WITHHOLD AUTHORITY to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1.	Election of two directors, each for a three-year term	☐	☐	2.	To approve an amendment to the Company’s 2002 Stock Incentive Plan to increase the number of shares of Common Stock that are reserved for issuance upon the exercise of stock options granted under the 2002 Plan from 3,000,000 to 6,000,000.	☐	☐	☐
	01 John D. Carter 02 Michael T. Smith each for a three-year term expiring in 2007

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.					THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

INSTRUCTION: To withhold authority to vote for any nominee, write that nominee’s name in this space:				3.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments or postponements thereof.

__________________________					PLEASE SIGN, DATE AND RETURN THIS PROXY CARD TODAY, USING THE ENCLOSED ENVELOPE.

					Please check this box if you plan to attend the Annual Meeting		☐

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

Typed or Printed name(s)
Authorized Signature

Title or authority, if applicable

Dated: , 2004

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

ñ FOLD AND DETACH HERE AND READ THE REVERSE SIDEñ

FLIR SYSTEMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of FLIR Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Earl R. Lewis and James A. Fitzhenry, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 2:00 p.m. on April 21, 2004 at Multnomah Athletic Club, 1849 SW Salmon Street, Portland, Oregon 97205, and any adjournments or postponements thereof upon the following matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company’s Proxy Statement and hereby revokes any proxy or proxies previously given.

Address Change/Comments (Mark the corresponding box on the reverse side)

é    FOLD AND DETACH HERE    é

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